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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF MORRIS, MANNING & MARTIN]


Information Management Resources, Inc.
Suite 500
26750 U.S. Highway 19 North
Clearwater, Florida  34621

     Re:  Registration Statement on Form S-1
          Registration No. 333-12037

Ladies and Gentlemen:

     We have served as counsel for Information Management Resources, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (No. 333-12037) (the "Registration Statement"), of a proposed public offering of 3,500,000 shares (the "Shares") of the Company's authorized common stock, $.10 par value (the "Common Stock"), of which 2,950,000 Shares are to be sold by the Company and 550,000 Shares are to be sold by the selling shareholders (the "Selling Shareholders") named in the Registration Statement. In addition, the Company and Selling Shareholder have granted to the underwriters an option to purchase 525,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of Common Stock, the Shares and the Over-Allotment Shares to be sold by the Company and the Selling Shareholder, as appropriate, as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that:

          1. Of 550,000 Shares to be sold by the Selling Shareholders 517,430 are legally and validly issued, fully paid and nonassessable and 32,570 will be legally and validly issued, fully paid and nonassessable upon the exercise of options to acquire such shares. The 2,950,000 Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as
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MORRIS, MANNING & MARTIN

  Information Management Resources, Inc.
  October 18, 1996
  Page 2


     contemplated in the Registration Statement, legally and validly issued, full paid and nonassessable.

          2. The Over-Allotment Shares to be sold by the Selling Shareholder upon the exercise of the over-allotment option by the Underwriters are legally and validly issued, fully paid and nonassessable, and the Over-Allotment Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, full paid and nonassessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.


                                           Respectfully,

                                           MORRIS, MANNING & MARTIN, L.L.P.